Exhibit 10.19

FIRST AMENDMENT

TO THE

PH Holding LLC Woodside Share Unit Plan

(As Amended and Restated Effective May 30, 2012)

THIS FIRST AMENDMENT to the PH Holding LLC Woodside Share Unit Plan (the “Plan”) is made by PH Holding LLC (the “Company”) and is effective as of September 21, 2012 (the “Effective Date”).

WITNESSETH:

WHEREAS, the Company presently sponsors and maintains the Plan, which was most recently restated effective as of May 30, 2012;

WHEREAS, the Company desires to amend the Plan to clarify that the recapitalization actions closing in September 2012 are not intended to, and nor will they, trigger a change in control under the Plan, and that certain other changes in ownership related to “Permitted Holders” (as defined herein) will not trigger a change in control under the Plan subject to the terms herein;

WHEREAS, the Company desires to further amend the Plan to make the following additional clarifying changes: (i) no additional awards may be made under the Plan following the end of the term set forth in Section 1.3 of the Plan, (ii) after the consummation of the recapitalization referenced in the immediately preceding preamble, membership units will be defined to be Class 1 and Class 2 membership units as such units may be classified, reclassified, converted or exchanged by reorganization, merger, conversion or otherwise, and (iii) the grants made to Mr. Joel Shine pursuant to the Award Agreement, effective September 30, 2011, are included in the 10-percent limitation set forth in Section 4.1 of the Plan;

WHEREAS, under Section 9.1 of the Plan, the Board of Directors of the Company (the “Board”) may amend, alter or discontinue the Plan at any time except that any amendment that would materially impair the rights of a participant as set forth in an applicable award agreement may not be made with respect to such participant without his or her consent (unless the conditions of Section 9.1 of the Plan are otherwise met); and

WHEREAS, the Board has determined that no amendment made herein will materially impair the rights of a participant with respect to any awards made as of the Effective Date under the Plan.

NOW, THEREFORE, effective as the Effective Date and pursuant to Section 9.1 of the Plan, the Board hereby amends the Plan as follows:

1.                                      Section 1.3 of the Plan (“Term”) is amended by restating the second sentence thereunder in its entirety to read as follows:

No additional Awards shall be made after the expiration of the term, but outstanding awards shall be administered in accordance with the provisions hereof.

2.                                      Section 2.7 of the Plan (definition of “Change in Control”) is amended in its entirety to read as follows:

2.7                               “Change in Control” shall be defined as set forth under this Section 2.7.

(a)                                 Notwithstanding anything to the contrary in the Plan, the definition of Change in Control shall specifically exclude any change in Membership Unit ownership or voting power (under subparagraph 2.7 (b)(i) and (iii) below), and any change in the membership of the Board (under subparagraph 2.7(b)(ii) below), in either case that results solely from either a New Unit Transaction or a Permitted Holder Transaction.  However, after the consummation of a New Unit Transaction, any subsequent changes to the Membership Unit ownership or voting control, or membership of the Board, other than as a result of a Permitted Holder Transaction, shall be included in the determination of a Change in Control.  A New Unit Transaction and a Permitted Holder Transaction shall have the meanings set forth below.

(i)                                     A “New Unit Transaction” is defined to mean the issuance of new equity units by the Company as part of a recapitalization transaction that occurs on or before December 31, 2012.

(ii)                                  A “Permitted Holder Transaction” is defined to mean any change in the amount of ownership or voting rights held by investment funds and accounts managed by a Permitted Holder that occurs with respect to the Company Membership Units, or any change in the Board membership as a result of any action taken by a Permitted Holder.  However, the preceding sentence shall cease to apply, and there shall no longer be the possibility of a Permitted Holder Transaction, in the event that either (i) the Permitted Holder ceases to be limited in its voting rights as a “35% Holder” as provided in the proposed Amended LLC Agreement, to be adopted by the Company in 2012 pursuant to the New Unit Transaction, or (ii) the majority of the Board of the Company is not comprised of independent members.

(iii)                               A “Permitted Holder” is defined to mean each of Oaktree and Stonehill and any “Person” (as defined in (b)(i) below) comprised of Oaktree and Stonehill.

(iv)                              “Oaktree” means (i) Oaktree Capital Management, L.P. or (ii) any of its Affiliates (as “Affiliate” is defined by subsection (vi) below), other than an Affiliate that is an operating entity held as an investment.

(v)                                 “Stonehill” means (i) Stonehill Capital Management, LLC or (ii) any of its Affiliates (as “Affiliate” is defined by subsection (vi) below), other than an Affiliate that is an operating entity held as an investment.

(vi)                              For the purpose only of determining a Permitted Holder (and not for any other purpose under the Plan, and for any other such purpose the definition of Affiliate under Section 1.2 of the Plan will apply), an “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.  For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.  For purposes of this definition, (i) any Person that owns 10% or more of another specified Person’s Voting Stock will be deemed to be an Affiliate of such specified Person.

(b)                                 Except as provided in subsection (a) of this Section 2.7, a Change in Control shall be deemed to have occurred upon any one of the following events:

(i)                                     The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of greater than 50% during the 12-month period ending on the date of the most recent acquisition by such Person of either (i) the then-outstanding Membership Units (the “Outstanding Company Units”) or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation or other entity controlled by the Company, or (iv) any acquisition by any corporation or other entity pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (b)(iii) of this Section 2.7;

(ii)                                  a majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or

(iii)                               Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company within any 12-month period (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Membership Units and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock (or other applicable equity interest) and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation or other entity resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Membership Units and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation or other entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation or other entity resulting from such Business Combination) beneficially owns, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock (or other applicable equity interest) of the corporation (or other entity) resulting from such Business Combination, or the combined voting power of the then-

outstanding voting securities of such corporation (or other entity) except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Board immediately prior to the Business Combination, or of the action of the Board, providing for such Business Combination.

3.                                      Section 2.16 of the Plan (definition of “Membership Units”) is amended in its entirety to read as follows:

2.16                        “Membership Units” means prior to the New Unit Transaction, the Class A and Class B membership units of the Company in the amount of 9,500,000 units, as such units may be classified, reclassified, converted or exchanged by reorganization, merger, conversion or otherwise, and shall not include the Class C Units, and upon the consummation of a New Unit Transaction, the Class 1 and Class 2 Membership Units of the Company as such units may be classified, reclassified, converted or exchanged by reorganization, merger, conversion or otherwise.

4.                                      Section 4.1 of the Plan (“Number of Performance Share Units”) is amended by adding a new sentence to the end thereof to read as follows:

Notwithstanding any contrary provision herein, the Shine Incentive PSUs, as defined under Section 4.6 of this Plan, shall be counted in determining the number Performance Share Units available for award hereunder as limited by this Section 4.1.

5.                                      In all other respects, the provisions of the Plan are hereby ratified and confirmed, and they shall continue in full force and effect.  In order to maintain the terms of the Plan in a single document, this First Amendment may be incorporated into the most recent restatement of the Plan and the Table of Contents and any section numbers and section references or cross-references can be corrected and/or updated at any time.

IN WITNESS WHEREFORE, by action taken by the Board on the 21st day of September, 2012, the Company has caused this First Amendment to be executed by its duly authorized representative.

ATTEST		PH HOLDING, LLC

By:	s/ Rick Robideau	By:	/s/ David Barclay
David Barclay, Director and Compensation Committee Chairman